EXHIBIT 23.4

                      CONSENT OF INDEPENDENT AUDITORS
                      -------------------------------


The Board of Directors
The Rouse Company:

     We consent to the incorporation by reference in the registration statement (no. 333-67137) on Form S-3 of The Rouse Company of our reports dated June 8, 1998, with respect to the statements of revenue and certain expenses of Towson Town Center and Westdale Mall for the year ended December 31, 1997, which reports appear in the Form 8-K/A of The Rouse Company, dated November 16, 1998 (date of the earliest event reported October 7, 1998). Such reports contain a paragraph that states that the statements of revenue and certain expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1. They are not intended to be a complete presentation of Towson Town Center's and Westdale Mall's revenue and expenses.

     We also consent to the reference to our firm under the heading "Experts" in the prospectus.



                                  KPMG PEAT MARWICK LLP

San Diego, California
November 30, 1998